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                                                                    EXHIBIT 10.1

                             VOTING PROXY AGREEMENT

         THIS VOTING PROXY AGREEMENT (hereinafter this "Agreement"), made and entered this 8th day of November, 2002, by and among WMS Industries Inc., a Delaware corporation, (hereinafter the "Company"), Phyllis G. Redstone (hereinafter "Mrs. Redstone") and Louis J. Nicastro and Neil D. Nicastro, individuals, as Proxy Holder (as hereinafter defined).

                              W I T N E S S E T H:

         WHEREAS, the Company is a publicly traded corporation with common stock, par value $0.50 per share, traded on the New York Stock Exchange; and,

         WHEREAS, the Company is licensed as a manufacturer or distributor of gaming devices; and,

         WHEREAS, as of the Effective Date (as hereinafter defined), Mrs. Redstone owns, either beneficially or of record, the number of shares of the Company's common stock, par value $0.50 per share, as set forth opposite Mrs. Redstone's name on Exhibit A hereto, or as may be amended in subsequent filings with the United States Securities and Exchange Commission ("SEC"); and,

         WHEREAS, Mrs. Redstone is a passive investor in the Company, has no representation on the Board of Directors of the Company and has no involvement in the management of the Company; and,

         WHEREAS, Mrs. Redstone has voluntarily decided to grant to the Proxy Holder a voting proxy for all of the shares of common stock of the Company that Mrs. Redstone owns beneficially or of record as set forth opposite Mrs. Redstone's name on Exhibit A hereto, or as may be amended in subsequent filings with the SEC; and,

         WHEREAS, in order to assure that the passive investment position of Mrs. Redstone relative to the Company will not change without prior notification to the applicable Gaming Authorities (as hereinafter defined), Mrs. Redstone is amenable to entering this Agreement; and,

         WHEREAS, the Company, the Proxy Holders and Mrs. Redstone have the ability to perform under this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed as follows:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

         Unless otherwise stated in this Agreement:

         "Affiliate" shall have the meaning ascribed to that term by Section 15.482-3 of the Regulations of the Nevada Gaming Commission.

         "Common Stock" means all voting equity securities of the Company beneficially owned by Mrs. Redstone individually or through her ownership and control of any other Person.



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         "Effective Date" is the date first above written. It is the intention of the parties that this Voting Proxy will include the voting of the shares at the Company's Annual Meeting of Shareholders to be held on November 14, 2002.

         "Gaming Authorities" means any gaming regulatory jurisdiction within which the Company or its subsidiaries are licensed or otherwise authorized to do business.

         "Person" means a natural person, any form of business or social organization and any other nongovernmental legal entity.

         "Proxy Holder" means Louis J. Nicastro, Chairman of the Board of Directors of the Company, or, in the event Louis J. Nicastro is unable to perform the duties and exercise the rights of Proxy Holder, Neil D. Nicastro, member of the Board of Directors of the Company.

                                    ARTICLE 2
                    CREATION AND TERMINATION OF VOTING PROXY

         2.1 The Proxy Holder shall file a copy of this Agreement in the registered office of the Company in Delaware.

         2.2 Mrs. Redstone shall perform such further acts and execute such further documents and instruments as may reasonably be required to confer on the Proxy Holder the power to carry out the provisions of this Agreement, including the execution of new or additional proxies.

         2.3 Mrs. Redstone shall be entitled to terminate this Agreement effective thirty (30) calendar days following service of written notice of such termination on the Company, Proxy Holder and the applicable Gaming Authorities.

         2.4 Except if, and to the extent, terminated pursuant to paragraph 2.3, this Agreement shall remain effective as to any Common Stock, other than the Common Stock previously in such ownership of Mrs. Redstone that is sold or otherwise disposed of in a transfer to a Person that is not an Affiliate of Mrs. Redstone.

         2.5 Failure by the Company to comply with the notice requirement described in paragraph 4.1 hereof shall be deemed an automatic termination of this Agreement as to any subject matter for which such notice was not properly given by the Company.

         2.6 Unless sooner terminated as provided in paragraphs 2.3 through 2.5 hereof, this Agreement shall continue in force until ten (10) years from the date hereof (hereinafter the "Voting Proxy Term"). Two (2) years before the expiration of ten (10) years from the date hereof, the parties may agree to extend this Agreement for another ten (10) years.

                                    ARTICLE 3
                    POWERS, RIGHTS AND DUTIES OF PROXY HOLDER

         3.1 As of the Effective Date of this Agreement, Mrs. Redstone, by this Agreement, with respect to the Common Stock, does hereby constitute and appoint the Proxy Holder, with full power of substitution, during and for the Voting Proxy Term, as her true and lawful attorney-in-fact and proxy, for and in their name, place and stead, to vote all shares of the Common Stock as the proxy of Mrs. Redstone, at every annual, special or adjourned meeting of the shareholders of the Company, including the right to sign the Proxy Holder's name as Mrs. Redstone to any consent, certificate or other document relating to


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the Company that the law of the State of Delaware may permit or require on any and all matters which may be presented to the shareholders of the Company. Actions to be taken by Proxy Holder shall be determined by Proxy Holder in his sole and absolute discretion. Without limiting the foregoing, Proxy Holder may exercise all of the voting rights of Mrs. Redstone, including for example, the right to vote or consent to amendment of the Certificate of Incorporation of Company, sale of all corporate assets, mergers, consolidations, reductions of capital and dissolutions, except that Proxy Holder shall not sell, assign or otherwise dispose of the Common Stock. This Agreement shall continue and be applicable with respect to any securities of the Company having any voting rights issued by the Company to Mrs. Redstone in substitution or exchange for, or as a distribution on, the Common Stock.

         3.2 Proxy Holder shall serve without compensation as Proxy Holder. The Company will be responsible for the payment of all expenses and charges incurred by Proxy Holder, including the expenses and charges of such agents and attorneys as Proxy Holder may deem necessary and proper to employ in the performance of his duties under this Agreement.

         3.3 In voting the Common Stock, Proxy Holder shall use his best judgment from time to time to the end that the affairs of the Company shall be properly managed. Proxy Holder may cause himself to be elected as director of the Company and Proxy Holder may act as an employee, officer or agent of the Company and be reasonably compensated for his services in such capacity as fully as though he were not a Proxy Holder.

         3.4 Proxy Holder shall not be liable to the Company or Mrs. Redstone for any act or omission of the Proxy Holder, or any agent of the Proxy Holder, or be held to any personal liability whatsoever in tort, contract, or otherwise in connection with the performance of the Proxy Holder's obligations pursuant to this Agreement, except for liabilities arising from the Proxy Holder's bad faith, willful misfeasance or reckless disregard of duty. The Proxy Holder shall not be liable except for the performance of any duties and obligations as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into the Agreement against the Proxy Holder. The Proxy Holder shall not be liable with respect to any action taken or omitted to be taken by the Proxy Holder in good faith. In addition to, and not in limitation of, the foregoing, no successor Proxy Holder shall in any way be liable for the acts or omissions of any Proxy Holder or agent of the Proxy Holder occurring prior to the date on which he became a Proxy Holder.

         3.5 Proxy Holder may consult with counsel, auditors or other experts, and the advice or opinion of such counsel, auditors, or other experts shall be full and complete personal protection to Proxy Holder in respect of any action taken or suffered by the Proxy Holder in good faith and in reliance upon or in accordance with such advice or opinion. In discharging his duties, the Proxy Holder may rely upon financial statements of the Company represented to the Proxy Holder to be correct by the Person having charge of the Company's books of account, or stated in a written report by an independent certified public accountant to present fairly the financial position of the Company. The Proxy Holder may rely, and shall be personally protected in acting upon any instrument, certificate, opinion, report, notice, order or other document of any sort whatsoever delivered to him in connection with this Agreement reasonably believed by him to be genuine.

         3.6 Proxy Holder shall not resign or cease to act as Proxy Holder until a successor Proxy Holder is appointed by the Company's Board of Directors. In the event of the death or in the event that Proxy Holder is adjudicated an incompetent, and a guardian or conservator is appointed for his person, business, assets or estate, and such adjudication is not set aside or reversed or stayed within sixty (60) days from the date of such adjudication, or, in the event of the total physical or mental disability of Proxy Holder which persists for a continuous period of six (6) months, the Board of Directors of the Company shall select a successor Proxy Holder to serve until the termination of this Agreement. The successor



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Proxy Holder shall be a member of the Company's Board of Directors or a bank or trust company licensed by the United States (hereinafter the "Institutional Proxy Holder"), with capital in excess of $100,000,000.00.

                                    ARTICLE 4
                   POWERS, RIGHTS AND DUTIES OF MRS. REDSTONE

         4.1 Mrs. Redstone shall receive from the Company written notice of any subject matter that will be presented for approval, consent or ratification to the shareholders of the Company at least forty-five (45) calendar days prior to the date on which the shareholders of the Company shall vote on, or consent, to such subject matter.

         4.2 The terms of this Agreement do not obligate any Person other than Mrs. Redstone, her Affiliates, the Company, and the Proxy Holder and will terminate as to any shares of Common Stock of the Company transferred by Mrs. Redstone in accordance with the provisions of paragraph 2.4 hereof.

         4.3 Mrs. Redstone shall submit to the Company a copy of any report, form or other document filed by Mrs. Redstone with the SEC, relative to the Company contemporaneously with filing such report, form or document with the SEC.

         4.4 Mrs. Redstone shall submit to the Company written notice within ten
(10) business days of the sale or other disposition of the Common Stock or any other securities issued by the Company owned by Mrs. Redstone. The written notice required by this paragraph 4.4 shall specify the type and number of securities involved in a reported transaction, and the consideration provided for the disposition of such.

                                    ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF MRS. REDSTONE

         Mrs. Redstone hereby represents and warrants to the Company and the Proxy Holder that she is the record or beneficial owner of the shares of Common Stock as set forth in Exhibit A, or as amended in subsequent filings with the SEC, to this Agreement, free and clear of any proxy or voting restrictions other than pursuant to this Agreement.

                                    ARTICLE 6
                            MISCELLANEOUS PROVISIONS

         6.1 Irrevocable Proxy. Except as provided in paragraphs 2.3 through 2.6 and 4.2 hereof, the proxy created by this Agreement is irrevocable.

         6.2 Titles and Subtitles. Titles of paragraphs and subparagraphs are placed herein for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the express terms and provisions of this Agreement.

         6.3 Words and Gender or Number. As used herein, unless the context clearly indicates the contrary, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

         6.4 Execution in Counterpart. This Agreement may be executed in any number of counterparts, each of which shall be taken to be an original.



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         6.5 Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

         6.6 Effective Dates. This Agreement shall be effective only upon the execution by all of the proposed parties.

         6.7 Waiver. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the person or party against whom charged.

         6.8 Applicable Law. Except as provided in paragraph 6.9 hereof, this Agreement shall be subject to and governed by the laws of the State of Delaware.

         6.9 Regulatory Jurisdiction. This Agreement is subject to the jurisdiction of the applicable Gaming Authorities.

         6.10 Entire Agreement. This Agreement contains the entire agreement between the parties.

         6.11 Certain Judicial Remedies. The parties to this Agreement acknowledge and agree that irreparable damage would result in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         6.12 Notices. Every and all notice required hereunder shall be given by personal service, telecopy transmittal or by overnight courier, to the parties at the following addresses listed in this Agreement; provided, however, any party may change its address by written notice to the other parties.

         As to the Company:                  WMS Industries Inc.
                                             800 South Northpoint Boulevard
                                             Waukegan, IL  60085
                                             Attn:  Orrin J. Edidin
                                             Telecopy No.:  (847) 785-3789

         As to the Proxy Holder:             Louis J. Nicastro
                                             Neil D. Nicastro
                                             800 South Northpoint Boulevard
                                             Waukegan, IL  60085
                                             Telecopy No.:  (847) 785-3787

         As to Mrs. Redstone:                Mrs. Phyllis G. Redstone
                                             c/o Leonard L. Lewin, Esq.
                                             Gadsby Hannah LLP
                                             225 Franklin Street
                                             Boston, MA  02110
                                             Telecopy No.: (617) 345-7050

         6.13 Assignment. This Agreement shall not be assigned by operation of law or otherwise.



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         IN WITNESS WHEREOF, the parties have entered into this Agreement effective this 8th day of November, 2002.

WMS INDUSTRIES INC.

By:   /s/  Brian R. Gamache                    /s/  Phyllis G. Redstone
   ------------------------------------      -----------------------------------
Brian R. Gamache                             Phyllis G. Redstone
President and Chief Executive Officer


   /s/  Louis J. Nicastro
---------------------------------------
Louis J. Nicastro


   /s/  Neil D. Nicastro
---------------------------------------
Neil D. Nicastro







Exhibit A
                        SCHEDULE OF AFFECTED COMMON STOCK

Name of Stockholder                                          Number of Shares
-------------------                                          ----------------

Phyllis Redstone                                                 3,085,700